Exhibit 4.6

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF MAY 4, 2009

To Indenture Regarding Subordinated Securities, dated as of May 24, 1996,

as Amended by the First Supplemental Indenture dated as of December 23, 2003 and the

Second Supplemental Indenture dated as of September 24, 2004, by and between

BB&T CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION, as Trustee

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE, dated as of May 4, 2009 (the “Third Supplemental Indenture”), is made and entered into by and between BB&T Corporation, a North Carolina corporation formerly known as Southern National Corporation (“BB&T”), and U.S. Bank National Association, a national banking association, successor to the corporate trust business of State Street Bank and Trust Company, as trustee (the “Trustee”) under the Indenture Regarding Subordinated Securities, dated as of May 24, 1996, as amended by the First Supplemental Indenture dated as of December 23, 2003 and the Second Supplemental Indenture dated as of September 24, 2004, by and between BB&T and the Trustee (as so amended, the “Indenture”).

Recitals

WHEREAS, BB&T and the Trustee are parties to the Indenture which provides, pursuant to Section 2.01 and subject to compliance with other terms of the Indenture, for the issuance of an unlimited amount of Securities;

WHEREAS, BB&T desires to issue and sell, from time to time, medium-term notes pursuant to the Indenture (the “Medium-Term Notes”), which Medium-Term Notes shall represent a single series of Securities under the Indenture (such series being referred to herein as the “Medium-Term Notes Series”);

WHEREAS, BB&T desires to make certain modifications to the Indenture in accordance with the terms of the Indenture, among other reasons, in order to facilitate the issuance of the Medium-Term Notes;

WHEREAS, Section 9.01 of the Indenture provides, among other things, that BB&T and the Trustee may amend the Indenture without the consent of the holders of any Securities to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture that shall not adversely affect the interests of the holders of Outstanding Securities of any series or any related coupons;

WHEREAS, BB&T desires to amend the Indenture to modify Sections 1.01, 2.01, 10.01 and 16.10 of the Indenture with respect to all series of Securities, including without limitation the Medium-Term Notes Series, issued on or after the date hereof as further described herein;

WHEREAS, each of BB&T’s Chief Executive Officer, Chief Financial Officer, Treasurer, any Senior Executive Vice President and any other person designated by any of them in writing (each, an “Authorized Officer”) is duly authorized, acting singly, to act in the name of and on behalf of BB&T with respect to this Third Supplemental Indenture;

WHEREAS, an Authorized Officer so acting has determined that the actions and other matters set forth in this Third Supplemental Indenture do not adversely affect the interests of the holders of Outstanding Securities, has approved the actions and other matters set forth in this Third Supplemental Indenture, and has duly executed and delivered this Third Supplemental Indenture; and

WHEREAS, BB&T and the Trustee are executing and delivering this Third Supplemental Indenture in order to effectuate the foregoing modifications and provisions.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the benefit of each other and for the equal and ratable benefit of all holders of Securities affected or to be affected hereby:

Ratification

This Third Supplemental Indenture constitutes an integral part of, is supplemental to, and is entered into in accordance with Sections 2.01 and 9.01 of the Indenture and, except as modified, amended and supplemented by this Third Supplemental Indenture, the provisions of the Indenture are ratified and confirmed in all respects and shall remain in full force and effect. The Indenture, as amended by this Third Supplemental Indenture, is in all respects acknowledged, ratified and confirmed. All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of the Indenture, and the Indenture, as supplemented and amended by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Amendments to Indenture

1. Amendments to Section 1.01. Section 1.01 (Definitions) of the Indenture is hereby amended with respect to all series of Securities issued on or after the date of this Third Supplemental Indenture by deleting in its entirety the definition of “Business Day” contained therein and replacing it with the following:

““Business Day”, with respect to each series of Securities, means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulation to close in either The City of New York or, with respect to Registered Securities that will bear interest based on a specified percentage of London interbank offered quotations (“LIBOR”), in London, England, or, in the case of Bearer Securities, in any Place of Payment, or shall have the meaning otherwise specified in the Securities of such series or otherwise established by the Company in the manner provided in Section 2.01 in connection with establishing such series of Securities.”

Except as provided in this Section 1 of the Third Supplemental Indenture, all other definitions set forth in Section 1.01 of the Indenture shall remain in full force and effect and are not affected by this Third Supplemental Indenture.

2. Amendments to Section 2.01. Section 2.01 (Amount Unlimited; Issuable in Series) of the Indenture is hereby amended with respect to all series of Securities issued on or after the date of this Third Supplemental Indenture by:

(a) Deleting the following language (the second paragraph of Section 2.01) in its entirety:

“The terms and conditions listed below, as applicable, of any series of Securities shall be established either in an indenture supplemental hereto or in or pursuant to a resolution of the Board of Directors:”

And replacing such language with the following language (which shall become such second paragraph of Section 2.01):

“The terms and conditions listed below, as applicable, of any series of Securities shall be established either in or pursuant to authority granted by one or more resolutions of the Board of Directors and, subject to Section 2.04, set forth, or determined in the manner provided, in an Officers’ Certificate or Company Order, or established in one or more indentures supplemental hereto:”

(b) Deleting the following language (the last sentence of Section 2.01) in its entirety:

“All Securities of the same series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and except as may otherwise be provided either in an indenture supplemental hereto or a resolution of the Board of Directors.”

And replacing such language with the following language (which shall become the last two sentences of Section 2.01):

“All Securities of the same series and the coupons appertaining to Bearer Securities of such series, if any, shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution(s) of the Board of Directors (subject to Section 2.04) and set forth in such Officers’ Certificate or Company Order or in any such indenture supplemental hereto. All Securities of a series need not be issued at the same time, and with respect to Securities of a series that may not be originally issued at one time, such resolution of the Board of Directors and Officers’ Certificate or Company Order or indenture supplemental hereto may provide general terms or parameters for Securities of such series, and the specific terms of particular Securities of such series shall be specified in a resolution of the Board of Directors, an Officers’ Certificate or Company Order, an indenture supplemental hereto or in any other manner permitted or contemplated by Section 2.04(g).”

The text of Section 2.01 of the Indenture other than the second paragraph of Section 2.01 and the last sentence of Section 2.01 shall remain in full force and effect and is not affected by this Third Supplemental Indenture.

3. Amendments to Section 10.01(1). Section 10.01 (Limitation on Certain Dispositions and on Merger and Sale of Assets) of the Indenture is hereby amended with respect to all series of Securities issued on or after the date of this Third Supplemental Indenture by deleting Section 10.01(1) in its entirety and replacing Section 10.01(1) with the following:

“(1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases the properties and assets of the Company substantially as an entirety expressly shall assume, by an indenture supplemental hereto executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on the Securities, according to their terms, and the performance of every covenant of this Indenture and in such series on the part of the Company to be performed or observed;”

The text of Section 10.01 of the Indenture other than Section 10.01(1) shall remain in full force and effect and is not affected by this Third Supplemental Indenture.

4. Amendments to Section 16.10. Section 16.10 (Payments to Be Made in U.S. Dollars), with respect to all series of Securities issued on or after the date of this Third Supplemental Indenture, is hereby amended by deleting such Section 16.10 in its entirety and replacing it with the following:

“SECTION 16.10. Currency for Payments. Notwithstanding anything in this Indenture to the contrary, any payments on or relating to any Security or related coupon shall be made in U.S. dollars; except that, if a Security specifies, permits or contemplates a currency other than U.S. dollars to be used for payments on or relating to the Security or related coupon, or if the use of a currency other than U.S. dollars is otherwise specified, permitted or contemplated by the Company in the manner provided in Section 2.01 with respect to the series under which such Security is issued, then payments on or relating to the Security or related coupon shall be made in such other specified currency or may be made in such other permitted or contemplated currency, as applicable.”

5. No Further Amendment. This Third Supplemental Indenture shall in no way amend or otherwise alter or affect the terms and provisions of any series of Securities issued prior to the date of this Third Supplemental Indenture.

General

1. Definitions. All capitalized terms used in this Third Supplemental Indenture that are defined in the Indenture have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Third Supplemental Indenture or the context clearly requires otherwise.

2. Trustee Makes No Representations. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The recitals and statements herein are deemed to be those of BB&T and not of the Trustee.

3. Effectiveness. This Third Supplemental Indenture is effective as of May 4, 2009.

4. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements contained in this Third Supplemental Indenture by BB&T shall bind its successors and assigns whether so expressed or not.

5. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6. Trust Indenture Act to Control. If and to the extent that any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision hereof or with the Indenture which is required to be included in this Third Supplemental Indenture or in the Indenture by the Trust Indenture Act of 1939, as amended, such required provision shall control.

7. Effect of Headings. The titles and headings of the articles and sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions of this Third Supplemental Indenture.

8. Execution in Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

BB&T CORPORATION

By:	/s/ Hal S. Johnson
Name:	Hal S. Johnson
Title:	Executive Vice President and Treasurer

Attest:

By:	/s/ Frances B. Jones
Name:	Frances B. Jones
Title:	Executive Vice President,
General Counsel, Corporate Secretary
and Chief Corporate Governance Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Attest:

By:
Name:
Title:

STATE OF North Carolina	)
) ss.:
COUNTY OF Forsyth	)

On the 1st day of May, 2009 before me personally came Hal S. Johnson, to me known, who, being by me duly sworn did depose and say that he resides at Winston-Salem, North Carolina; that he is the EVP & Treasurer of BB&T Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Cathy H. Galfo
Notary Public

My commission expires May 10, 2012

[NOTARIAL SEAL]

STATE OF Massachusetts	)
) ss.:
COUNTY OF Suffolk	)

On the      day of             , 2009 before me personally came                             , to me known, who, being by me duly sworn did depose and say that he resides at                                                              ; that he is a                              of U.S. Bank National Association, a national banking association, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

Notary Public

[NOTARIAL SEAL]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

BB&T CORPORATION

By:
Name:	Hal S. Johnson
Title:	Executive Vice President and Treasurer

Attest:

By:
Name:	Frances B. Jones
Title:	Executive Vice President,
General Counsel, Corporate Secretary
and Chief Corporate Governance Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick J. Crowley
Name:	Patrick J. Crowley
Title:	Vice President

Attest:

By:	/s/ Beverly A. Freeney
Name:	Beverly A. Freeney
Title:	Vice President

STATE OF North Carolina	)
) ss.:
COUNTY OF	)

On the      day of             , 2009 before me personally came                     , to me known, who, being by me duly sworn did depose and say that he resides at                                          ; that he is the                              of BB&T Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

Notary Public

[NOTARIAL SEAL]

STATE OF New York	)
) ss.:
COUNTY OF Queens	)

On the 4th day of May, 2009 before me personally came Patrick J. Crowley, to me known, who, being by me duly sworn did depose and say that he resides at 100 Wall Street, NY, NY 10005; that he is a Vice President of U.S. Bank National Association, a national banking association, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

/s/ Janet P. O’Hara
Notary Public

[NOTARIAL SEAL]